Exhibit 99.1

NovaBay Pharmaceuticals Names Finance Executive Jeff Zheng to its Board of Directors

EMERYVILLE, Calif. (September 16, 2019) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY), a biopharmaceutical company focusing on commercializing Avenova® for the domestic eye care market, announces that Yenyou (Jeff) Zheng, Ph.D. has joined the Company’s board as an independent director. Dr. Zheng will chair the nominating and corporate governance committee, and will serve on the audit and compensation committees. He replaces Todd Zavodnick, who has resigned from the NovaBay board.

“Jeff brings us extensive corporate governance and financial experience that includes a track record of providing innovative corporate financing solutions from his many years in an advisory capacity to microcap companies. We expect to call upon this broad expertise as we continue to focus on cost-effectively growing Avenova sales,” said Paul E. Freiman, NovaBay’s Chairman. “We are grateful for Todd’s contributions to the NovaBay board over the past two years.”

“This is an exciting time at NovaBay following the successful completion of financings in June and August. We are now putting that money to good use by developing new online marketing initiatives to promote Avenova Direct,” said Justin Hall, NovaBay president and CEO. “We launched our direct-to-consumer sales channel in June and see this as our most promising growth opportunity. We are delighted to welcome Dr. Zheng to our board and look forward to his guidance.”

Dr. Zheng previously was a financial advisor for various Canadian public companies including P&P Ventures Inc. (TSX-V: PPV.H), where he served as President and a director; Damon Capital Corp (TSX-V: DAM.H), where he was Chief Financial Officer and a director; and Cantronic Systems Inc. (TSX-V: CTS), where he served as a director and chair of the audit committee. Dr. Zheng received a Ph.D. in physics from Flinders University of South Australia.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for wound care market, and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our business strategies and future focus, the composition of our Board of Directors, and generally the Company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to the size of the potential market for our products, improving sales rep productivity and product distribution, obtaining adequate insurance reimbursement, and any potential regulatory problems. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information

For NovaBay Avenova purchasing information:

Please call 800-890-0329 or email sales@avenova.com.

www.Avenova.com

NovaBay Contact

Justin Hall

President and Chief Executive Officer

510-899-8800

jhall@novabay.com

Investor Contact

LHA Investor Relations

Jody Cain

310-691-7100
jcain@lhai.com

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